                                      CSC

                         COMPUTER SCIENCES CORPORATION


                                      1998

                Computer Sciences Corporation cautions that any
             statements in this presentation as to future business
           results are forward looking statements and by their nature are necessarily subject to uncertainties concerning events beyond the Company's control, and no assurances can be
                   given that such results will be achieved.

                             CA's Proposal of $108
                               Does Not Represent
                         Fair Value to CSC Shareholders


o    CSC has far greater near-and long-term prospects

o    CA'S offer does not fairly value

     --   CSC'S achievements
     --   CSC'S accelerating performance


                                 Don't Tender!

                            CSC's Value Proposition


Bright Prospects
o  Immediate AND Long-Term

Leadership Position
o Robust I.T. Services Market

Momentum and Value
o Accelerating growth +
  improving margins =
  shareholder returns

                                Bright Prospects


-------------------------------------------------------------------------------

        o       Consulting & Systems Integration

-------------------------------------------------------------------------------

        o       Outsourcing Strength

-------------------------------------------------------------------------------

        o       Vital Federal Business

-------------------------------------------------------------------------------

        o       Verticals & Strategic Acquisitions

-------------------------------------------------------------------------------

        o       Equifax Arrangement

-------------------------------------------------------------------------------

                        Consulting & Systems Integration


                            Y2K & EMU Opportunities



--------------------------------           ----------------------------------
            Y2K                                            EMU
--------------------------------           ----------------------------------

  o     U.S. Market                             o U.S. Market
        $140 to $290 billion                      $30 to $50 billion

  o     Global Market                           o European Market
        $500 to $600 billion                      $100+ billion
--------------------------------           ----------------------------------


Source: G2
Killen & Associates
Gartner Group

                              OUTSOURCING STRENGTH

J.P. Morgan

DuPont                                    [Graphic reflecting
                                          total CSC CY97
General Dynamics                          outsourcing revenue
                                          of $2.5 billion.]
Mobil Oil

CNA

British Aerospace

                             Vital Federal Business

                     Total 26-Month Window = $18.2 Billion


[Graphic pie chart depicting FY98 $250 million, FY99 $12.77 billion (86 Programs) and FY00 $5.79 billion (28 Programs).]

                      Verticals & Strategic Acquisitions








                   [Three-dimensional graph with "Industry," "Geography" and
                    "Skill Set" as axes, and examples including
                    "Dupont/Chemical," "APM/Healthcare," "Continuum/Financial
                    Services" and "Kobra".]

                              Equifax Arrangement

o    Service Agreement

o    Put Option/Call Option

     --   Pricing

          o    through July 31, 1998, formula based
               on revenue
          o    after July 31, 1998, appraised value

o    Strong Source of Liquidity

                              Leadership Position


O    Offerings

O    Markets

O    Demand

                                   Offerings

                             Management Consulting

       - Strategy                                      [Various Corporate Logos]
       - M & A
       - Industry consulting
       - Business reengineering
       - Digital commerce
       - Organization and culture

                         Research And Advisory Programs

       - R&D                                           [Various Corporate Logos]
       - Executive education
       - Benchmarking


                              Systems Integration

       - I/T strategy and consulting                   [Various Corporate Logos]
       - Enterprisewide solutions architecture
       - Systems development
       - Program/project management
       - Human dynamics


                                  Outsourcing

       - I/T
            - Applications                             [Various Corporate Logos]
            - Desktop and distributed
            - Networks
            - Data centers
       - Facilities management
       - Health care and insurance operations
       - Credit services

                                   Offerings


                      Calendar 1997 Revenue = $6.3 BILLION


          Consulting/Professional Services   $2.4 Billion   22%

          Systems Integration                $1.4 Billion   17%      5-Year CAGR

          Outsourcing/Operations             $2.5 Billion   21%

                                    Markets


                                  Calendar 92
                                  $2.5 Billion


                 [Graphic Pie Chart Depicting Federal 51%, U.S.
                     Commercial 40% and International 9%.]


                                  Calendar 97
                                  $6.3 Billion

                 [Graphic Pie Chart Depicting Federal 25%, U.S.
                     Commercial 42% and International 33%.]

                                Global Presence
                                 60+ Countries

                          Worldwide Demand 1997 - 2002

[Bar Graph]

$ in Billions

                CAGR 17.9%           CAGR 19.6%             CAGR 25.4%
-----------------------------------------------------------------------------
350
                 ------
                  $345
                                                               ------
                                                                $271
                                         ------
                                          $243

       ------
        $152

                              ------
                                $98                     ----
                                                         $87

0
-----------------------------------------------------------------------------
       IT Professional             Systems                  Outsourcing
          Services               Integration


Source: G2 Research, Inc. (Jan 1998)

                               Momentum and Value




                        -  Revenue Growth

                        -  Margin Expansion

                        -  EPS/EBITDA Growth

                        -  Stock Market Out-Performance

                        -  Financial Outlook

                                 Revenue Growth




[Line graph depicting annual revenue growth of 20.4% for CSC compared with 6.5% for the S&P 500 from CY 92 to CY 97.]

                                Margin Expansion


[Line graph depicting increase in margins for "Trailing 4 Quarters" from 7.0% in FY96 to 7.8% in FY98 with note "Improvement While New Contracts Coming On Line!" (excludes special items, includes Continuum).]

                                Margin Expansion


          [Line graph depicting cost structure from FY90 to CY97
          (Continuum Included Since FY97).]

                                 Quarterly EPS*

                                    [Bar Graph]

                                      FY87      FY98
                                    (Amounts in Cents)


                            Q1         15        65
                            Q2         15        74
                            Q3         16        87
                            Q4         23        97


*Excludes Special Items, Includes Continuum since FY97

                                     EBITDA


                    [Line graph depicting increase in EBITDA from $107 million for CY87 to $811 million for CY97, constituting 22.5%
                    CAGR (excludes special items).]

                          STOCK MARKET OUT-PERFORMANCE



                                  S&P 500          CSC        Out-Perf.
                                  -------         -----       ---------
          FY98 thru 2/10/98        34.1%          48.1%          14.0%
          5 Years*               128.4           255.7          127.3
          10 Years**             297.0           467.3          170.3


                             [Bar graph depicting share price between
                              January 1993 ($25.54) and February 10, 1998
                              ($92.19).]


 * 5 Years from Feb 10, 1993 to Feb 10, 1998
** 10 Years from Feb 10, 1998 to Feb 10, 1998

                           CSC P/E Premium to S&P 500

                          Daily through February 10th







                        [Line graph from 2/95 to 2/98.]

[Graph states that (1) CSC P/E's recent history shows a 40 to 90% premium to the S&P 500, and (2) IT Services Sector has traded down relative to the S&P 500 P/E = 25.8, on which a 40% premium indicates a P/E of 36.]

                               Financial Outlook



          [Bar graph depicting revenue of $6.576 billion (up 17%) for fiscal 1998, $7.826 billion (up 19%) for fiscal 1999 and $9.313 billion (up 19%) for fiscal 2000.]





          [Bar graph depicting EBITDA of $843 million (up 17%) for fiscal 1998, $1,025 million (up 22%) for fiscal 1999 and $1,276 million (up 24%) for fiscal 2000 (excludes special items).]




          [Bar graph depicting EPS of $3.43 (up 18%) for fiscal 1998, $4.20 (up 22%) for fiscal 1999 and $5.55 (up 32%) for fiscal 2000 (excludes special items).]

                Computer Sciences Corporation cautions that any
             statements in this presentation as to future business
           results are forward looking statements and by their nature are necessarily subject to uncertainties concerning events beyond the Company's control, and no assurances can be
                   given that such results will be achieved.

INFORMATION CONCERNING PARTICIPANTS

CSC, the members of its Board of Directors, and certain other employees of CSC may be deemed to be participants in the solicitation of proxies, as such terms are defined in the rules of the Securities and Exchange Commission. The Board of Directors consists of the following persons, each of whom owns, directly or indirectly, or has the right to acquire, the number of shares of CSC common stock set forth after his or her name: Irving W. Bailey, II (2,000 shares of common stock, 2,289 restricted stock units or options), Van B. Honeycutt (37,242 shares of common stock, 409,363 options), William R. Hoover (244,905 shares of common stock), Richard C. Lawton (1,500 shares of common stock), Leon J. Level (11,265 shares of common stock, 93,400 options), Thomas A. McDonnell (9,271 restricted stock units or options), F. Warren McFarlan (2,400 shares of common stock, 2,968 restricted stock units or options), James R. Mellor (600 shares of common stock, 3,245 restricted stock units or options) and William P. Rutledge (200 shares of common stock, 1,371 restricted stock units or options). In addition, the following other employees of CSC, each of whom owns, directly or indirectly, or has the right to acquire, the number of shares of CSC common stock set forth after his or her name, may engage in solicitations on behalf of
CSC: Edward P. Boykin (18,775 shares of common stock, 60,800 options), Milton E. Cooper (12,372 shares of common stock, 138,000 options), J. Spencer Davis (64 shares of common stock, 800 options), Scott M. Delanty (447 shares of common stock, 14,000 options), Gerard E. Dube (454 shares of common stock, 37,000 options), Hayward D. Fisk (276 shares of common stock, 16,400 options), J. Douglas Gray (45 shares of common stock, 67,000 options), Ronald W. Mackintosh (21,000 shares of common stock, 99,000 options), Thomas R. Madison Jr. (1,154 shares of common stock, 85,000 options), C. Bruce Plowman (599 shares of common stock, 9,200 options), Lisa M. Prukop, Thomas C. Robinson (30,000 shares of common stock, 70,000 options), James P. Saviano (1,788 shares of common stock, 40,800 options), Arthur H. Spiegel III (41 shares of common stock, 20,000 options), Paul T. Tucker (891 shares of common stock, 25,000 options), W. Brinson Weeks (3,004 shares of common stock, 17,400 options), and Thomas Williams (18,723 shares of common stock, 43,800 options). Share, restricted stock unit and option data do not reflect the two-for-one stock split, in the form of a 100 percent stock dividend, payable on March 23, 1998. In addition, certain of the above-named directors and employees of CSC are beneficiaries of compensation and benefit plans maintained by CSC, including certain severance arrangements, which are described in the Company's Proxy Statement, dated July 2, 1997, and the Schedule 14D-9 filed with the Securities and Exchange Commission on February 26, 1998, as amended, and which provide benefits in the event of a change in control of CSC.

Goldman, Sachs & Co. ("Goldman Sachs") and J.P. Morgan & Co. ("J.P. Morgan") have been retained by CSC to act as its financial advisors with respect to the acquisition proposal which a wholly-owned subsidiary of Computer Associates International, Inc. ("CAI") has made for the stock of CSC; Goldman Sachs also has been retained as

                                    - MORE -
financial advisor to assist CSC in responding to any other acquisition proposals it may receive or any other attempts to acquire control of CSC. Pursuant to the terms of their engagement letters, Goldman Sachs and J.P. Morgan will receive the following fees for their services: (a) a quarterly retainer fee of $2,500,000 for Goldman Sachs and $1,000,000 for J.P Morgan, payable on the first day of each three-month period during which they provide such services; and (b) a fee of $10,000,000 for Goldman Sachs and $4,000,000 for J.P. Morgan (with the quarterly retainer fees paid under clause (a) above credited on a one-time basis against such fees), payable on February 11, 1999, and February 13, 1999, respectively, in the event that CAI (and, in the case of J.P. Morgan, any other person) has not, directly or indirectly, become the beneficial owner of more than 50 percent of the outstanding Shares on or prior to such date. The Goldman Sachs engagement letter also provides that in the event that CSC determines to undertake a specific transaction as referred to in such letter, Goldman Sachs will have the right to act on CSC's behalf in connection with such transaction on customary terms and conditions, including customary fee provisions. The J.P. Morgan engagement letter provides that in the event CSC determines to proceed with a sale, merger, consolidation, business combination, or certain other specified transactions, during the term of the engagement CSC will enter into an amendment to the engagement letter providing for fees to J.P. Morgan in an amount to be determined after taking into account the results obtained and the custom and practice among investment bankers acting in similar transactions. CSC has also agreed to reimburse Goldman Sachs and J.P. Morgan for their reasonable out-of-pocket expenses, including fees and expenses of counsel, and to indemnify Goldman Sachs and J.P. Morgan and certain related persons against certain liabilities in connection with their engagement.

In connection with the Goldman Sachs and J.P. Morgan engagements, CSC anticipates that Gene T. Sykes, Managing Director of Goldman Sachs, Mark Dzialga, Vice President of Goldman Sachs, Gregg R. Lemkau, Associate of Goldman Sachs, Joseph Walker, Managing Director of J.P. Morgan, David Courtney, Managing Director of J.P. Morgan, Todd Marin, Managing Director of J.P. Morgan, and Dag Skattum, Managing Director of J.P. Morgan, none of whom will receive additional compensation for such solicitation, may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders. Neither Goldman Sachs nor J.P. Morgan will receive any fee for, or in connection with, such solicitation activities by its employees apart from the fees it is otherwise entitled to receive as described above. None of the above-named employees of Goldman Sachs and J.P.
Morgan owns any shares of CSC's common stock.